EXHIBIT 1.1

$100,000,000

BGC PARTNERS, INC.

8.125% Senior Notes due June 15, 2042

UNDERWRITING AGREEMENT

Dated: June 21, 2012

i

EXHIBITS

Exhibit A	–	Underwriters
Exhibit B	–	Subsidiaries of the Company
Exhibit C	–	Form of Pricing Term Sheet
Exhibit D	–	Issuer General Use Free Writing Prospectuses
Exhibit E	–	Form of Opinion of Company Counsel
Exhibit F	–	Form of Stephen M. Merkel
Exhibit G		Form of Opinion of Cayman Islands Counsel

ii

$100,000,000

BGC PARTNERS, INC.

8.125% Senior Notes due June 15, 2042

UNDERWRITING AGREEMENT

June 21, 2012

Wells Fargo Securities, LLC

As Representative of the several Underwriters

c/o Wells Fargo Securities, LLC

301 S. College Street

Charlotte, North Carolina 28288

Ladies and Gentlemen:

BGC Partners, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo is acting as representative (in such capacity, the “Representative”), with respect to (i) the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Exhibit A hereto of $100,000,000 aggregate principal amount of the Company’s 8.125% Senior Notes due June 15, 2042 (the “Initial Securities”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional $15,000,000 aggregate principal amount of the Company’s 8.125% Senior Notes due June 15, 2042 (the “Option Securities” and, together with the Initial Securities, the “Securities”). The Securities will be issued pursuant to an indenture to be dated as of June 26, 2012 (the “Base Indenture”) by and between the Company and U.S. Bank, National Association, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a supplemental indenture to the Base Indenture (such supplemental indenture, together with the Base Indenture, the “Indenture”). The Securities will be issued in book-entry form in the name of Cede & Co., as nominee of DTC, pursuant to a Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2(c) hereof). Certain terms used in this Agreement are defined in Section 15 hereof.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has prepared and previously delivered to you a preliminary prospectus supplement dated June 20, 2012 relating to the Securities and a related prospectus dated June 12, 2012 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are hereinafter called, collectively, the

“Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement dated June 21, 2012 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company hereby represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Delivery Date referred to in Section 2(b) hereof (in each case, a “Representation Date”) and agrees with each Underwriter, as follows:

(1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. The Initial Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act, any Rule 462(b) Registration Statement has become effective under the 1933 Act or will become effective under the 1933 Act not later than 8:00 a.m. (New York City time) on the business day immediately after the date of this Agreement, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Initial Registration Statement was initially filed with the Commission on March 23, 2012.

(2) Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments thereto became effective, at each time subsequent to the filing of the Initial Registration Statement that the Company filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and at the Closing Date and each Date of Delivery, the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1939 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date, and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time and as of each time prior to the Closing Date that an investor agrees (orally or in writing) to purchase any Securities from the Underwriters, neither (x) the Pricing Term Sheet (as defined in Section 3(n) below), any other Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time and the Pre-Pricing Prospectus as of the Applicable Time, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations. Any interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

The representations and warranties in the preceding paragraphs of this Section 1(a)(2) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed, as of the earliest time after the filing of the Initial Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

The Company has made available a “bona fide electronic road show” (as defined in Rule 433(h)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(3) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times when they became or hereafter become effective or at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. There are no contracts or documents which are required to be filed as exhibits to the Registration Statement or any documents incorporated or deemed to be incorporated by reference therein which have not been so filed as required.

(4) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(5) The DTC Agreement. The DTC Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(6) Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Indenture has been duly qualified under the 1939 Act and the Trustee has filed a Form T-1 as an exhibit to the Registration Statement.

(7) Authorization of the Securities. The Securities to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(8) Description of the Securities and the Indenture. The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(9) Accuracy of Statements. The statements in each of the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Material United States Federal Tax Considerations”, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize, in all material respects, the matters referred to therein.

(10) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement and General Disclosure Package, subsequent to the respective dates as of which information is given in the Registration Statement and the General Disclosure Package, there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, management, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its Significant Subsidiaries, considered as one entity (any such change is called a “Material Adverse Effect”).

(11) Independent Accountants. Ernst & Young LLP, which has expressed its opinion with respect to the Company’s audited financial statements for the fiscal years ended December 31, 2011, 2010 and 2009 included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the 1934 Act and is an independent registered public accounting firm with the PCAOB.

(12) Preparation of the Financial Statements. The financial statements together with the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the consolidated financial position of the respective entity or entities presented therein as of and at the dates indicated and the results of its or their operations and cash flows for the periods specified; such financial statements have been prepared in conformity with GAAP as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto; the selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, as of and at the dates indicated; the pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; none of the Company or any of its Significant Subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; and all disclosures included in the Registration Statement, the General Disclosure Package or the Prospectus, including any documents incorporated or deemed to be incorporated by reference therein, that contain “non-GAAP financial measures” (as defined by the rules and regulations of the Commission) comply, in all material respects, with Regulation G under the 1934 Act and Item 10 of Regulation S-K under the 1933 Act and the 1934 Act, to the extent applicable.

(13) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X, collectively, the “Significant Subsidiaries”) has been duly organized and is validly existing as a corporation, limited liability company, general partnership or limited partnership, as the case may be, and in the case of a corporation, limited liability company or limited partnership is in good standing under the laws of the jurisdiction of its incorporation or formation, and has corporate, limited liability company, general or limited partnership power and authority to own or lease, as the case may be, and operate its properties and to conduct its respective businesses as described in the Registration

Statement, the General Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement; and attached hereto as Exhibit B is an accurate and complete list of the Significant Subsidiaries. Each of the Company and its Significant Subsidiaries is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualifications are required, whether by reason of the ownership or leasing of property or the conduct of businesses, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock, limited liability company interests or general or limited partnership interests, as the case may be, of each Significant Subsidiary have been duly authorized and validly issued and, to the extent applicable, are fully paid and nonassessable. All such shares, limited liability company interests or general or limited partnership interests, as the case may be, owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. At the date of filing, the Company did not have any Significant Subsidiary not listed on Exhibit 21 to the Company’s most recent Annual Report on Form 10-K which was required to be so listed.

(14) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances of shares of Class A Common Stock or Class B Common Stock, if any, (i) upon conversion of shares of Class B Common Stock, (ii) upon vesting, exercise, exchange or conversion of restricted stock units, options, or other rights to acquire shares of Class A Common Stock issued pursuant to the Company’s Third Amended and Restated Long Term Incentive Plan, (iii) upon exercise of outstanding warrants or conversion of convertible securities described in the Registration Statement, the General Disclosure Package or the Prospectus, (iv) upon exchange, redemption or purchase of limited partnership interests, or payment of post-termination amounts associated therewith, in BGC Holdings, L.P., (v) pursuant to the Controlled Equity OfferingSM Sales Agreement, dated September 9, 2011, between the Company and Cantor Fitzgerald & Co. (“CF&Co.”) (the “September 2011 Sales Agreement”), (vi) pursuant to Controlled Equity OfferingSM Sales Agreement, dated February 15, 2012, between the Company and CF&Co. (the “February 2012 Sales Agreement”), (vii) pursuant to the BGC Partners, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Dividend Reinvestment and Stock Purchase Plan”) or (viii) as consideration for or to finance acquisitions and/or investments); all of the issued and outstanding shares of capital stock, including the Class A Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance, in all material respects, with all federal and state securities laws and were not issued in violation of any preemptive right or similar right; and no further approval or authority of the stockholders or the Board of Directors of the Company is required for the issuance and sale of the Securities.

(15) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any Significant Subsidiary is (i) in violation or in default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under its articles of incorporation, charter, bylaws, limited liability company agreement, certificate or agreement of limited or general partnership, memorandum and articles of association, or other similar organizational documents, as the case may be, of such entity, (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (each, an “Existing Instrument”), or (iii) except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such Defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Effect; the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby or by the Registration Statement, the General Disclosure Package and the Prospectus (A) have been duly authorized by all necessary corporate action, and will not result in any Default under the articles of incorporation, charter, bylaws, limited liability company agreement, certificate or agreement of limited or general partnership, memorandum and articles of association, or other similar organizational documents, as the case may be, of the Company or any of its Significant Subsidiaries, (B) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (C) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (B) and (C) only, for such conflicts, breaches, Defaults, Debt Repayment Triggering Events or violations as would not, individually or in the aggregate result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby or by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the 1933 Act and applicable state securities or blue sky laws. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf), issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries.

(16) No Material Actions or Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its Significant Subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its Significant Subsidiaries or (iii) relating to environmental or discrimination matters related to the Company or its Significant Subsidiaries, where any such action, suit or proceeding would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(17) Intellectual Property Rights. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, the Company or its Significant Subsidiaries own or possess a valid right to use all material patents, trademarks, service marks, trade names, copyrights, patentable inventions, trade secrets, know-how and other intellectual property (collectively, the “Intellectual Property”) used by the Company or its Significant Subsidiaries in, and material to, the conduct of the Company’s or its Significant Subsidiaries’ businesses as now conducted or as proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted; except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is no material infringement by third parties of any of the Intellectual Property and there are no legal or governmental actions, suits, proceedings or claims pending or, to the Company’s knowledge, threatened, against the Company (i) challenging the Company’s rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company, or (iii) alleging that the operation of the Company’s businesses as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, where any such action, suit, proceeding or claim would, individually or in the aggregate, result in a Material Adverse Effect.

(18) All Necessary Permits, etc. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which would, individually or in the aggregate, result in a Material Adverse Effect.

(19) Title to Properties. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and its Significant Subsidiaries has good and marketable title to all of the properties and assets reflected as owned in the financial statements referred to in Section 1(a)(12) above (or elsewhere in the Registration Statement, the General Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property or assets and do not materially interfere with the use made or proposed to be made of such property by the Company or any Significant Subsidiary; the material real property, improvements, equipment and personal property held under lease by the Company or any of its Significant Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such Significant Subsidiary.

(20) Absence of Rights. No person, other than the Underwriters, has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated thereby or otherwise; and no person has the right, contractual or otherwise, to cause the Company to include in the Registration Statement any shares of Class A Common Stock or shares of any other capital stock or other securities of the Company, except for any such right of any person that has been waived.

(21) FINRA Matters. All of the information provided to the Representative or to counsel for the Underwriters in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct.

(22) Tax Law Compliance. Each of the Company and its Significant Subsidiaries has filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner, or has properly requested extensions of any applicable due dates thereof, and has paid all taxes shown by such returns to be owed by it and, if due and payable, any related or similar assessment, fine or penalty levied against it, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, except where a failure to make such filings or payments would not result in a Material Adverse Effect.

(23) Company Not an Investment Company. The Company is not, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the 1940 Act and the rules and regulations promulgated thereunder.

(24) Insurance. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and its Significant Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses, including policies covering material real and personal property owned or leased by the Company and its Significant Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. All material policies of insurance insuring the Company or any of its Significant Subsidiaries or their respective businesses, material assets, employees, officers and directors are in full force and effect; the Company and its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Significant Subsidiary has been refused any insurance coverage sought or applied for; the Company has no reason to believe that it or any Significant Subsidiary will not be able (i) to renew its existing material insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(25) No Price Stabilization or Manipulation. Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(26) No Unlawful Contributions or Other Payments. None of the Company or any of its Significant Subsidiaries or, to the Company’s knowledge, any director, officer, agent or employee of the Company or any of its Significant Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its Significant Subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(27) No Conflict with Money Laundering Laws. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the operations of the Company and its Significant Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Significant Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(28) No Conflict with OFAC Laws. None of the Company, any of its Significant Subsidiaries or, to the Company’s knowledge, any director, officer, agent or employee of the Company or any of its Significant Subsidiaries is currently subject to any U.S. sanctions administered by OFAC.

(29) ERISA Compliance. (i) The Company and its Significant Subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of ERISA) established or maintained by the Company, its Significant Subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and the United States Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”); (ii) no “reportable event” (as defined under ERISA), other than an event for which the reporting requirement has been waived under regulations issued by the Pension Benefit Guaranty Corporation, has occurred with respect to any pension plan subject to Title IV of ERISA that is established or maintained by the Company, its Significant Subsidiaries or any of their ERISA Affiliates (“Pension Plan”); (iii) no Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA exceed the current value of that Pension Plan’s assets, all as determined as of the most recent valuation date for the Pension Plan in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of ERISA; (iv) none of the Company, its Significant Subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan,” (B) Section 4971 or 4975 of the Internal Revenue Code, (C) Section 412 of the Internal Revenue Code as a result of a failure to satisfy the minimum funding standard, or (D) Section 4980B of the Internal Revenue Code with respect to the excise tax imposed thereunder; and (v) each “employee benefit plan” established or maintained by the Company, its Significant Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service and nothing has occurred, whether by action or failure to act, which is reasonably likely to cause disqualification of any such employee benefit plan under Section 401(a) of the Internal Revenue Code, except in the case of each of clauses (i) through (v), which would not have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or a Significant Subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code, of which the Company or such Significant Subsidiary is a member.

(30) Sarbanes-Oxley Compliance. There is and has been no knowing failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, except for such noncompliance which would not result in a Material Adverse Effect.

(31) Pending Proceedings and Examinations; Comment Letters. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act. The Company has provided the Representative with true, complete and correct copies of any written comments received from the Commission by the Company or its legal counsel or accountants, and of any transcripts made by the Company, its legal counsel or accountants of any oral comments received from the Commission, with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated by reference therein or any amendments or supplements to any of the foregoing and of all written responses thereto (in each case other than comment letters or written responses that are publicly available on EDGAR), and no such comments remain unresolved.

(32) Lending and Other Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries has any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; (ii) the Company will not use any of the proceeds from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to any Underwriter or any of such “affiliates” or “associated persons”; and (iii) there are and have been no transactions, arrangements or dealings between the Company or any of its subsidiaries, on one hand, and any Underwriter or any such “affiliates” or “associated persons”, on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Securities contemplated herein or disclosed in the Registration Statement, the General Disclosure Package or Prospectus.

(33) Offering Materials. Without limitation to the provisions of Section 16 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the Commission and any Permitted Free Writing Prospectuses (as defined in Section 16).

(34) Company’s Accounting System. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company maintains effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the 1934 Act.

(35) Internal Controls and Procedures. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(36) No Material Weakness in Internal Controls. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(b) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) The Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, the aggregate principal amount of Initial Securities set forth opposite such Underwriter’s name in Exhibit A hereto plus any additional principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, in each case at a price equal to 96.85% of the principal amount thereof, payable on the Closing Date.

(b) The Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase the Option Securities at the same price as the purchase price of the Initial Securities as set forth in Section 2(a) hereof plus accrued interest, if any, from the Closing Date to the Date of Delivery. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the aggregate principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total principal amount of Option Securities then being purchased which the aggregate principal amount of Initial Securities set forth opposite such Underwriter’s name in Exhibit A hereto bears to the total principal amount of Initial Securities, subject in each case to such adjustments as the Representative in its sole discretion shall make to ensure that any sales or purchases are in authorized denominations.

(c) Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on June 26, 2012 (unless postponed in accordance with the provisions of Section 10), or such other time not later than three business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, the Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of the Initial Securities and Option Securities, if any, to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Wells Fargo, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities and the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Date of Delivery, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Delivery of Securities. The Company shall make one or more global certificates (collectively, the “Global Securities”) representing the Initial Securities and the Option Securities, if any, available for inspection by the Representative not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date or the relevant Date of Delivery and, on or prior to the Closing Date or the relevant Date of Delivery, the Company shall deliver the Global Securities to DTC or to the Trustee, acting as custodian for DTC, as applicable. Delivery of the Initial Securities and the Option Securities, if any, to the Underwriters on the Closing Date and any Date of Delivery shall be made through the facilities of DTC unless the Representative shall otherwise instruct.

SECTION 3. Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and Rule 433 and will notify the Representative immediately, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Representative with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representative with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representative or counsel for the Underwriters shall object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing or any notice from the Commission objecting to the use of the form of the Registration Statement or any post effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time through the Closing Time (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request. Each preliminary prospectus, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing furnished to the Underwriters were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representative or counsel for the Underwriters shall notify the Company that, in its judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if the Representative or counsel for the Underwriters shall notify the Company that, in its judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus (or, in each case, any documents incorporated or deemed to be incorporated by reference therein) in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify the Representative of such event or condition and of its intention to file such amendment or supplement (or, if the Representative or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or port-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time an Issuer

Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or if the Representative or counsel for the Underwriters shall notify the Company that, in its judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representative or counsel for the Underwriters shall notify the Company that, in its judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify the Representative of such event or condition and of its intention to file such amendment or supplement (or, if the Representative or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a period of not less than one year from the date of this Agreement).

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) Restriction on Sale of Securities. From and including the date of this Agreement through and including the 30th day after the date of this Agreement, the Company will not, without the prior written consent of the Representative, directly or indirectly issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or right to sell or otherwise transfer or dispose of any debt securities of or guaranteed by the Company that are similar to the Securities (other than the Securities issued under this Agreement) or any securities convertible into or exercisable or exchangeable for any debt securities of or guaranteed by the Company that are similar to the Securities.

(j) Reporting Requirements. The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the public offering price and terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representative and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), the Prospectus.

(l) New Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any of the Securities remains unsold by the Underwriters, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new registration statement relating to the Securities, and notify the Representative when such filing has been made and use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will furnish the Representative with copies of any such new registration statement a reasonable amount of time prior to such proposed filing and, notwithstanding the foregoing provisions of this paragraph, will not file any such proposed registration statement to which the Representative or counsel for the Underwriters shall object. In any such case, the Company will take all other action as is necessary or appropriate to permit the public offering and sale of the Securities to continue from and after the Renewal Deadline as contemplated in the expired registration statement relating to the Securities. References in this Agreement to the “Registration Statement” shall include any such new shelf registration statement from and after the time it is filed with the Commission, mutatis mutandis.

(m) DTC. The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

(n) Pricing Term Sheet. The Company will prepare a pricing term sheet (the “Pricing Term Sheet”) reflecting the final terms of the Securities, in substantially the form attached hereto as Exhibit C and otherwise in form and substance satisfactory to the Representative, and shall file such Pricing Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business on the business day following the date hereof; provided that the Company shall furnish the Representative with copies of any such Pricing Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representative or counsel to the Underwriters shall object.

(o) Compliance with Sarbanes-Oxley Act. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(p) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(q) NYSE Listing of Securities. The Company will use its commercially reasonable efforts to effect within 30 days following the Closing Date the listing of the Securities on the NYSE and, thereafter, to maintain such listing for at least one year from the date of such listing.

The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement, the DTC Agreement the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to the Underwriters, including any issue or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the

Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (x) all fees charged by any rating agencies for rating the Securities and all expenses and application fees incurred in connection with the approval of the Securities for clearance, settlement and book-entry transfer through DTC, (xi) any fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, (xii) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings, and (xiii) the reasonable fees and disbursements of counsel for the Underwriters in connection with the copying and delivery of closing documents and other documents relating to the offering contemplated hereby (and in connection with the preparation and delivery of any electronic versions or compilations of such documents) to the Company, the Company’s accountants and counsel and the Underwriters.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i), 9(a)(iii)(A) or 9(a)(v) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Initial Securities as provided herein on the Closing Date are subject to the accuracy of the representations and warranties of the Company contained in this Agreement as of each Representation Date, or in certificates signed by any officer of the Company or any subsidiary of the Company (whether signed on behalf of such officer, the Company or such subsidiary) delivered to the Representative or counsel for the Underwriters, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Initial Registration Statement and any Rule 462(b) Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representative of such timely filings.

(b) Opinion of Counsel for Company. On the Closing Date, the Representative shall have received the favorable:

(i) opinion and statement of Morgan, Lewis & Bockius LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit E;

(ii) opinion of Stephen M. Merkel, general counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit F; and

(iii) opinion of Stuarts Walker Hersant, Cayman Islands counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit G.

(c) Opinion of Counsel for Underwriters. On the Closing Date, the Representative shall have received the favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

(d) Officers’ Certificate. On the Closing Date, the Representative shall have received a written certificate executed by the Chairman of the Board and the Chief Executive Officer or an Executive Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect that:

(i) the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(ii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(f) Bring-down Comfort Letter. At Closing Date, the Representative shall have received from Ernst & Young LLP a letter, dated as of Closing Date and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(g) No Downgrade. There shall not have occurred, on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company or any debt securities, preferred stock or trust preferred securities of any subsidiary or subsidiary trust of the Company by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities or other securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities or other securities has been placed on negative outlook.

(h) No Objection. Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

(i) Officers’ Certificate. A written certificate, dated such Date of Delivery, executed by the Chairman of the Board and the Chief Executive Officer or an Executive Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company confirming that the certificate delivered on the Closing Date pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. The favorable opinion of (i) Morgan, Lewis & Bockius LLP, counsel for the Company, (ii) Stephen M. Merkel, general counsel for the Company and (iii) Stuarts Walker Hersant, Cayman Islands counsel for the Company, in each case dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. The favorable opinion of Sidley Austin LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. A letter from Ernst & Young LLP, independent public or certified public accountants for the Company, dated such Date of Delivery, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (e) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Date of Delivery.

(j) Additional Documents. At the Closing Date and each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representative or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative.

(k) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to Closing Date or, with respect to the Option Securities, the relevant Date of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17 and 18 hereof shall survive any such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433) or “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 6(b) hereof.

(b) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein. The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representative expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession and reallowance appearing in the fifth paragraph under such caption, (ii) the information regarding stabilization and syndicate covering transactions appearing in the ninth and tenth paragraphs under such caption (but only insofar as such information concerns the Underwriters) and (iii) the information regarding market making by the Underwriters appearing in the eighth paragraph under such caption.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 6(a) above shall be selected by the Representative; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 6(a) above; and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each affiliate, officer, director, employee, partner and member of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representative or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Company, any officer, director or employee of the Company or any person controlling the Company, and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time on or prior to Closing Date (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) (A) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Global Select Market, or (B) if trading generally on the NYSE, the NASDAQ Global Select Market, the NASDAQ Global Market, the NYSE Amex, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities, or (v) if there shall have occurred, on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company or any debt securities, preferred stock or trust preferred securities of any subsidiary or subsidiary trust of the Company by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities or other securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities or other securities has been placed on negative outlook.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 17 and 18 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. (a) If one or more of the Underwriters shall fail at the Closing Date or a Date of Delivery to purchase the aggregate principal amount of Initial Securities or Option Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Initial Securities or Option Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(ii) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of Initial Securities or Option Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, the Representative shall have the right to postpone the Closing Date or relevant Date of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of any such fax to be confirmed by telephone). Notices to the Underwriters shall be directed to the Representative at Wells Fargo Securities, LLC, 301 S. College St., 6th Floor, Charlotte, North Carolina 28288, Attention: Transaction Management, fax no. (704) 383-9165 (with such fax to be confirmed by telephone to (704) 715-0541), with a copy to Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Samir A. Gandhi, Esq., fax no: (212) 839-5599 (with such fax to be confirmed by telephone to (212) 839-5684); and notices to the Company shall be directed to it at BGC Partners, Inc., 499 Park Avenue, New York, New York 10022 Attention: General Counsel, fax no. (212) 829-4708, with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, Attention: Howard A. Kenny, Esq., fax no. (212) 309-6001 (with such fax to be confirmed by telephone to (212) 309-6000).

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 5:27 P.M. (New York City time) on June 21, 2012 or such other time as agreed by the Company and the Representative.

“Class A Common Stock” means the Company’s Class A Common Stock, par value $0.01 per share.

“Class B Common Stock” means the Company’s Class B Common Stock, par value $0.01 per share, convertible into the Class A Common Stock.

“Commission” means the Securities and Exchange Commission.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles.

“Initial Registration Statement” means the Company’s registration statement on Form S–3 (Registration No. 333-180331), as amended, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S–3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed to be part of the Initial Registration Statement only from and after the time specified pursuant to Rule 430B.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit D hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit D hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b)” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing that was omitted from the Initial Registration Statement at the time it first became effective but is deemed to be part of and included in the Initial Registration Statement pursuant to Rule 430B.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated or deemed to be incorporated by reference therein and the Rule 430B Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1939 Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representative or the Underwriters.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Initial Registration Statement, any Rule 462(b) Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 16. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representative, it will not make, and each Underwriter, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Company and the Representative, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required, in the case of any Underwriters, to be filed with the Commission or, in the case of the Company, whether or not required to be filed with the Commission; provided that the prior written consent of the Company and the Representative shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit D hereto and to any electronic road show in the form previously provided by the Company to and approved by the Representative. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit D hereto are Permitted Free Writing Prospectuses.

SECTION 17. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company on other matters;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representative;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors of Company.

SECTION 18. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

BGC PARTNERS, INC.

By:	/s/ Howard W. Lutnick
Name: Howard W. Lutnick
Title: Chairman and Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By: WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Coan Hurley
Authorized Signatory

For themselves and as Representative of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Principal Amount of Initial Securities
Wells Fargo Securities, LLC	$79,500,000
Cantor Fitzgerald & Co.	$5,000,000
Raymond James & Associates, Inc.	$5,000,000
RBC Capital Markets, LLC	$5,000,000
CastleOak Securities, L.P.	$1,000,000
Keefe, Bruyette & Woods, Inc.	$1,000,000
Sandler O’Neill & Partners, L.P.	$1,000,000
D. A. Davidson & Co.	$500,000
Janney Montgomery Scott LLC	$500,000
Robert W. Baird & Co. Incorporated	$500,000
Wedbush Securities Inc.	$500,000
U.S. Bancorp Investments, Inc.	$500,000

Total	$100,000,000

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EXHIBIT B

SIGNIFICANT SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity	Names of General Partners/Managing Members*
Aurel BGC SAS	France	Corporation

BGC Brokers L.P.	England	Limited Partnership	BGC Brokers GP Limited

BGC Capital Markets, L.P.	Delaware	Limited Partnership	BGCCMLP Holdings, LLC

BGC European Holdings, L.P.	England	Limited Partnership	BGC European GP Limited

BGC Financial, L.P.	Delaware	Limited Partnership	BGCF Holdings, LLC

BGC Global Holdings, L.P.	Cayman Islands	Limited Partnership	BGC Global Holdings GP Limited

BGC Holdings, L.P.	Delaware	Limited Partnership	BGC GP, LLC

BGC International Holdings, L.P.	Delaware	Limited Partnership	BGCIHLP, LLC

BGC Market Data, L.P.	Delaware	Limited Partnership	BGCantor Market Data Holdings, LLC

BGC Partners, L.P.	Delaware	Limited Partnership	BGC Holdings, LLC

BGC Partners Singapore LTD	Singapore	Public Company Limited by Shares

eSpeed International Limited	England	Private Limited Company

eSpeed Technology Services, L.P.	Delaware	Limited Partnership	eSpeed Technology Services Holdings, LLC

*	Applicable only if the subsidiary in question is a limited or general partnership or limited liability company.

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EXHIBIT C

FORM OF PRICING TERM SHEET

Filed Pursuant to Rule 433

Registration No. 333-180331

June 21, 2012

BGC PARTNERS, INC.

Pricing Term Sheet

$100,000,000 8.125% Senior Notes due 2042

Issuer:	BGC Partners, Inc.

Security Type:	Senior Unsecured Notes

Pricing Date:	June 21, 2012

Settlement Date:	June 26, 2012 (T+3)

Maturity Date:	June 15, 2042

Interest Payment Dates:	March 15, June 15, September 15 and December 15, beginning September 15, 2012

Principal Amount:	$100,000,000

Over-allotment Option:	$15,000,000

Public Offering Price:	$25.00 per Note, plus accrued interest, if any, from June 26, 2012

Optional Redemption:	The Notes may be redeemed, for cash, in whole or in part, on or after June 26, 2017, at our option, at any time and from time to time, until maturity at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued but unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

Listing:	The Issuer has applied to list the notes on the New York Stock Exchange under the symbol “BGCA” and, if the application is approved, expects trading in the notes on the New York Stock Exchange to begin within 30 days after the notes are first issued.

CUSIP / ISIN:	05541T408 / US05541T4085

Sole Book-Running Manager:	Wells Fargo Securities, LLC

Co-Managers:	Cantor Fitzgerald & Co. Raymond James & Associates, Inc. RBC Capital Markets, LLC

Jr. Co-Managers:	CastleOak Securities, L.P. Keefe, Bruyette & Woods, Inc. Sandler O’Neill & Partners, L.P.

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The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement for this offering, the issuer’s prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-326-5897 or emailing cmClientsupport@wellsfargo.com.

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EXHIBIT D

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

1. Pricing Term Sheet containing the terms of the Securities, substantially in the form of Exhibit C hereto.

EXHIBIT E

FORM OF OPINION OF COMPANY COUNSEL

(1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(2) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(3) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(4) The Securities are in the form contemplated by the Indenture, have been duly authorized and executed and, when duly authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price as specified in the Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, and will be entitled to the benefits of the Indenture.

(5) The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(6) We have reviewed the statements in each of the Pre-Pricing Prospectus and the Prospectus under the captions “Description of the Notes” and, insofar as such statements constitute matters under the DGCL, New York law or U.S. federal law, or summaries of legal matters, documents or proceedings referred to therein, they fairly present and summarize, in all material respects, the matters referred to therein.

(7) We have reviewed the statements in each of the Pre-Pricing Prospectus and the Prospectus under the caption “Material United States Federal Tax Considerations” and, insofar as such statements constitute summaries of certain federal tax laws of the United States, they are accurate in all material respects.

IRS Circular 230 Disclosure. To ensure compliance with the requirements imposed by the Internal Revenue Service, we inform you (i) that any United States federal tax advice contained in this communication (including any attachment) is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the United States Internal Revenue Code; (ii) such advice was written in support of the promotion, marketing or recommending of the transactions or matters addressed herein and (iii) taxpayers should seek advice based on their particular circumstances from an independent tax advisor.

(8) The Company’s execution, delivery and performance of the Underwriting Agreement and consummation of the transactions contemplated thereby (i) have been duly authorized by all necessary corporate action and will not conflict with or violate any of the provisions of the Amended and Restated Certificate of Incorporation, and (ii) will not result in any violation of the DGCL or any New York State or U.S. federal law, rule, or regulation, or, to our knowledge, any judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, which violation described in this clause (ii) above would result in a Material Adverse Effect.

(9) No consent, approval, authorization or other order of, or registration or filing under the DGCL, or with any New York State or U.S. federal court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of the Underwriting Agreement or consummation of the transactions contemplated thereby, other than such as previously have been obtained or made, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion and other than the filing with the Commission of a Current Report on Form 8-K.

(10) The Company is not, and after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus, will not be, required to register as an “investment company” within the meaning of the 1940 Act.

(11) Each of the Initial Registration Statement and any post-effective amendments thereto has been declared effective, and any Rule 462(b) Registration Statement has become effective, under the 1933 Act; the Pre-Pricing Prospectus and the Prospectus and any amendments or supplements thereto have been filed with the Commission pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted by or are pending before the Commission.

(12) The Initial Registration Statement and any post-effective amendments thereto, at the respective times they first were declared effective, the Rule 462(b) Registration Statement (including the Rule 430B Information), at the time it became effective, and the Initial Registration Statement and any post-effective amendments thereto (in each case including the Rule 430B Information), at each deemed new effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), and the Prospectus and any amendments or supplements thereto, as of their respective dates (in each case other than the financial statements and schedules and other financial and statistical data included therein or omitted therefrom, as to which we have not been called upon to express an opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(13) The documents incorporated or deemed to be incorporated by reference in the Pre-Pricing Prospectus and the Prospectus (other than the financial statements and schedules and other financial and statistical data included therein or omitted therefrom, as to which we have not been called upon to express an opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

In addition to the foregoing, such counsel shall also confirm to the Underwriters in a separate letter that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Underwriters and their counsel, and representatives of the independent accounting firms of the Company, at which conferences the contents of the Initial Registration Statement, the Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Initial Registration Statement, the Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus (except as and to the extent set forth in paragraphs (5), (6) and (7) of the opinions referred to above, on the basis of the foregoing and the information disclosed to such counsel, but without independent check and verification, and relying as to facts on representations and statements of officers and other representatives of the Company, nothing has come to such counsel’s attention that has led it to believe that (i) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading or (ii) the Prospectus or any amendment or supplement thereto, as of the date of the Prospectus, as of the date of any such amended or supplemented prospectus or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel does not express any belief with respect to the financial statements, schedules, notes or other financial and accounting data included in the Initial Registration Statement, the Rule 462(b) Registration Statement, the General Disclosure Package or the Prospectus).

EXHIBIT F

FORM OF OPINION OF STEPHEN M. MERKEL

(1) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(2) The authorized, issued and outstanding capital stock of the Company is as set forth in the Pre-Pricing Prospectus and the Prospectus under the caption “Capitalization,” other than for subsequent issuances of shares of Class A Common Stock or Class B Common Stock, if any, (i) upon conversion of shares of Class B Common Stock, (ii) upon vesting, exercise, exchange or conversion of restricted stock units, options, or other rights to acquire shares of Class A Common Stock issued pursuant to the Company’s Third Amended and Restated Long Term Incentive Plan, (iii) upon exercise of outstanding warrants or conversion of convertible securities described in the Registration Statement, the General Disclosure Package or the Prospectus, (iv) upon exchange, redemption or purchase of limited partnership interests, or payments of post-termination amounts associated therewith, in BGC Holdings, L.P., (v) pursuant to the September 2011 Sales Agreement, (vi) pursuant to the February 2012 Sales Agreement, (vii) pursuant to the Dividend Reinvestment and Stock Purchase Plan or (v) as consideration for or to finance acquisitions and/or investments.

(3) Each Significant Subsidiary listed on a schedule to such opinion (each, a “Delaware Significant Subsidiary”) has been duly organized and is validly existing as a limited liability company or limited partnership, as the case may be, and is in good standing under the laws of the State of Delaware, and has limited liability company or limited partnership, as the case may be, power and authority to own or lease, as the case may be, and operate its properties and to conduct its respective businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus; each Delaware Significant Subsidiary is duly qualified as a foreign limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding limited liability company interests or limited partnership interests of each Delaware Significant Subsidiary have been duly authorized and validly issued and, to the extent applicable, are fully paid and non-assessable. All such outstanding limited liability company interests or limited partnership interests, as the case may be, owned by the Company, directly or through subsidiaries, are owned free and clear of any security interest, pledge, lien, encumbrance or claim.

(4) Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, to the best of such counsel’s knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against or affecting the Company or any of the Significant Subsidiaries where any such action, suit or proceeding would result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by the Agreement.

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(5) To such counsel’s knowledge, after due inquiry, the Company and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except as would not result in a Material Adverse Effect, and to such counsel’s knowledge, after due inquiry, neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization, which proceedings would, individually or in the aggregate, result in a Material Adverse Effect.

(6) The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Registration Statement, the General Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in a Default under the articles of incorporation, charter, bylaws, limited liability company agreement, certificate or agreement of limited or general partnership, memorandum and articles of association, or other similar organizational documents, as the case may be, of any Significant Subsidiary, (ii) will not conflict with or constitute a breach of, or Default, or Debt Repayment Triggering Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, or require the consent of any party to, any Existing Instrument, except as would not result in a Material Adverse Effect, and would not adversely affect the consummation of the transactions contemplated by the Agreement, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of the Significant Subsidiaries or any of its or their properties, as applicable, except as would not result in a Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated by the Agreement.

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EXHIBIT G

FORM OF OPINION OF CAYMAN ISLANDS COUNSEL

(1) BGC Global Holdings GP Limited, the general partner (the “General Partner”) of BGC Global Holdings, L.P. (“BGC Global”), has been duly incorporated as an exempted company and is validly existing and in good standing under the laws of the Cayman Islands.

(2) BGC Global has been duly established and registered and is validly existing and in good standing as an exempted limited partnership under the laws of the Cayman Islands.

(3) Based solely on our inspection of the Grand Court Case Book for the period from 7 December 2006 to 7 June 2012 and the Register of Writs and Other Originating Process maintained by the Clerk of the Grand Court in the Cayman Islands, there were no actions pending against the Partnership or the General Partner in the courts of the Cayman Islands as at the close of business, Cayman time on 7 June 2012.

(4) Based solely on our inspection of the Register of Limited Partnership Interests, and on complete reliance on the General Partner’s Certificate, the limited partners of the Partnership are as shown on the Register of Limited Partnership Interests annexed hereto.

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